Exhibit 1.3
[English Translation]
MS&AD Insurance Group Holdings, Inc.
REGULATIONS OF THE BOARD OF DIRECTORS
Article 1.
(Purpose of these Regulations)
     All matters relating to the Board of Directors shall be governed by these Regulations, except for those as provided for in laws and regulations or in the Articles of Incorporation.
Article 2.
(Composition of the Board of Directors)
     1. The Board of Directors shall be composed of all the Directors of the Company, and shall make decisions on important issues for the management of the Company as well as supervise the execution of the duties of Directors.
     2. Corporate Auditors shall attend all meetings of the Board of Directors and express their opinions thereat as they deem necessary.
Article 3.
(Attendance of Persons Other Than Directors and Corporate Auditors)
     The Board of Directors, if it deems it necessary, may allow persons other than Directors and Corporate Auditors to attend a meeting of the Board of Directors and to express their opinions or explanations.
Article 4.
(Meetings of the Board of Directors)
     1. Meetings of the Board of Directors shall consist of ordinary meetings and extraordinary meetings of the Board of Directors.
     2. An ordinary meeting of the Board of Directors shall be held once every month as a general rule.
     3. An extraordinary meeting of the Board of Directors shall be held as necessary.
Article 5.
(Person Entitled to Convene Meetings)
     1. The Chairman and Director of the Company shall convene meetings of the Board of Directors.
     2. If the office of the Chairman and Director is vacant or if the Chairman and Director is prevented from so acting, the President and Director shall act in his or her place.
     3. If the President and Director is prevented from so acting, one of the other Directors shall act in his or her place in the order previously determined by the Board of Directors.
     4. Each Director may demand to convene a meeting of the Board of Directors by presenting the items to be discussed or to be resolved at that meeting of the Board of Directors to the Director who is entitled to convene meetings.

     5. Each Corporate Auditor may demand to convene a meeting of the Board of Directors, whenever necessary, to the extent prescribed by laws and regulations.
Article 6.
(Procedures for Convocation)
     1. Notice of convocation of a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three (3) days prior to the date of the meeting. Such period, however, may be shortened if so required in urgent cases.
     2. The procedures for convocation of the meeting stated in the preceding paragraph may be omitted if all of the Directors and Corporate Auditors unanimously consent.
Article 7.
(Chairman at Meetings of the Board of Directors)
     1. The Chairman and Director shall act as chairman at any meeting of the Board of Directors.
     2. If the office of the Chairman and Director is vacant or if the Chairman and Director is prevented from so acting, Paragraphs 2 and 3 of Article 5 shall apply mutatis mutandis.
     3. If the Director acting as chairman of a meeting of the Board of Directors has a special interest in the matters to be discussed or to be resolved at the meeting of the Board of Directors, Paragraphs 2 and 3 of Article 5 shall apply mutatis mutandis for deliberations of those matters.
Article 8.
(Manner of Adopting Resolution)
     1. The quorum for resolutions at the meeting of the Board of Directors shall be in number of a majority of the Directors, and resolutions thereof shall be adopted by a majority vote of the Directors present.
     2. Any Director having a special interest in the matters to be resolved in accordance with the preceding paragraph shall not exercise his or her voting right thereon. In this case, the number of the Directors having special interest shall not be included in the number of Directors referred to in the preceding paragraph.
     3. Notwithstanding the provisions of Paragraph 1, a resolution of the Board of Directors will be deemed to have been adopted as proposed if a Director proposes the items to be resolved at a meeting of the Board of Directors and all of the Directors (but only those who are entitled to exercise their voting rights thereon) declare their consent in writing or by electromagnetic recording, unless any of the Corporate Auditors object to the proposal.
Article 9.
(Matters to be Resolved and to be Reported at Meetings of the Board of Directors)
     1. The Board of Directors shall resolve the matters stated in the attached Schedule as the Matters to be Resolved.
     2. Directors must report the matters stated in the attached Schedule as the Matters to be Reported. Provided, however, that if any of Directors or Corporate Auditors gives notice to all of the other Directors and Corporate Auditors of the matters required to be reported to the Board of Directors, then the matters are not required to be reported at a meeting of Board of Directors.
Article 10.

(Minutes of Meeting of the Board of Directors)
     1. Minutes shall be prepared for the proceedings and result of any meeting of the Board of Directors and other matters as provided for in laws or regulations, and the Directors and Corporate Auditors present shall affix their respective names and seals to such minutes. Provided, however, that the consent of the Directors and Corporate Auditors to affixing their respective names and seals to such minutes may be confirmed through electronic media.
     2. Minutes shall be prepared for any matters that are deemed to have been resolved at the Board of Directors under Paragraph 3 of Article 8 by recording the content of those matters and other matters as provided for in laws or regulations, and all of the Directors (but only those who exercised their voting right thereon) and Corporate Auditors shall affix their respective names and seals to such minutes.
     3. Minutes shall be prepared for the matters that are deemed not necessary to be reported at a meeting of the Board of Directors under the proviso of Paragraph 2 of the immediately preceding article by recording the content of those matters and other matters as provided for in laws or regulations, and a Director who prepared the minutes shall affix his or her name and seal to such minutes.
     4. All of the minutes prepared in accordance with the preceding three paragraphs and written documents or electromagnetic recordings of the declaration of intention of consent under Paragraph 3 of Article 8 shall be kept at the head office of the Company in accordance with the document management regulations as may be separately adopted.
Article 11.
(Committee)
     1. The Board of Directors may establish any internal committees.
     2. The power and method of management, etc. of such committee shall be governed by the regulations of the internal committee of the Board of Directors adopted upon a resolution of the Board of Directors.
Article 12.
(Amendment to These Regulations)
     Amendment to these Regulations shall be subject to a resolution of the Board of Directors.
Schedule Matters to be Submitted to the Board of Directors

1.	Matters relating to the Company’s general meeting of shareholders:
     Matters relating to convening general meetings of shareholders
     Business report and its supplementary schedules
     The order of priority for chairman at general meeting of shareholders

2.	Matters relating to the Company’s Directors and Corporate Auditors:
     Establishment, amendment, and abolition of the Regulations of the Board of Directors
     Election and removal of Representative Directors
     Change of system of, and election and removal of, Directors with Titles
     Election and removal of Executive Directors

     Responsibilities of each Director
     Allocation of duties to Directors
     The order of priority for convener and chairman of the Board of Directors
     Determination of the amount of remuneration payable to individual Directors
     A Director performing daily operations at the same time assuming the post of a director, a executive officer, or a corporate auditor in another company
     Report: Status of an Outside Director at the same time assuming the post of a director, a executive officer, or a corporate auditor in another company
     Approval of competitive transactions conducted by Directors, transactions conducted by Directors with the Company or transactions conducted by Directors in conflict with the interests of the Company
     Report: Important matters regarding competitive transactions conducted by Directors, transactions conducted by Directors with the Company, or transactions conducted by Directors in conflict with the interests of the Company
     Partial release of Directors and Corporate Auditors from their liabilities
     Execution of a limited liability agreement with an Outside Director or an Outside Corporate Auditor
     Establishment, change, and abolition of Internal Committees of the Board of Directors, and election and removal of committee members
     Establishment, amendment, and abolition of the Regulations of Internal Committees of the Board of Directors

3.	Matters relating to Executive Officers
     Establishment, amendment, and abolition of the Regulations of the Executive Officers
     Election and removal of Executive Officers
     Change of system of, and election and removal of, Executive Officers with Titles
     Punishment of Executive Officers (Punishments pursuant to Regulations for Punishment of Executive Officers)
     Report: Punishment of Executive Officers (Punishments pursuant to Regulations for Punishment of Executive Officers)
     Responsibilities of each Executive Officer
     Determination of the amount of remuneration payable to individual Executive Officers
     Report: Approval of competitive transactions conducted by Executive Officers, transactions conducted by Executive Officers with the Company, or transactions conducted by Executive Officers in conflict with the interests of the Company
     Report: Status of an Executive Officer at the same time assuming the post of a director, a executive officer, or a corporate auditor in another company
     The order of priority for convener and chairman of Group Management Committee
     The order of priority of members submitting the agenda items to Group Management Committee on behalf of other members

4.	Matters relating to Company shares :
     Issue of shares (soliciting of subscribers, secondary offering, split, and consolidation of shares)
     Amendment to the number of shares constituting one unit
     Disposition of treasury stocks (soliciting of subscribers, secondary offerings, and cancellations)
     Acquisition of treasury stock
     Listing and delisting of shares
     Selection of administrator of shareholders registry and its place of business
     Establishment, amendment, and abolition of the Share Handling Regulations
     Report: Important disclosure documents under the laws and ordinances such as Annual Securities Report

5.	Matters relating to settlement of Company accounts on a non-consolidated and consolidated basis:
     Non-Consolidated accounts (account settlement policy, financial statements and supplementary schedules) (annual, interim and quarterly)
     Consolidated accounts (account settlement policy, consolidated financial statements, and consolidated cash flow statements) (annual, interim and quarterly)
     Report: Summary of financial statements (annual, interim and quarterly)
     Distribution of surplus
     Report: Account settlement based on accounting principles generally accepted in the United States
     Execution of new audit agreements, and termination of existing audit agreements, with Accounting Auditors
     Report: Material amendment to the provisions of the audit agreements
     Establishment, amendment, and abolition of the regulations of self-assessment of properties and depreciations or provisions
     Establishment, amendment, and abolition of the guidelines of self-assessment of properties and depreciation or provisions of the Company’s domestic group companies
     Report: Reporting on the result of self-assessment of properties and its audit results (the Company and the Company’s domestic group insurance companies)

6.	Matters relating to group management:
     Basic policies with respect to the internal control system
     Establishment, change, and abolition of important board in the Company
     Establishment and change of management philosophy, management policies and charter of conduct
     Establishment and change of management plans

     Report: Status report on various annual management plans
     Establishment and change of interim and annual comprehensive budget plans (on a group and non-consolidated basis)
     Report: Status of performance of business operations
     Management strategies, business strategies and capital policy
     Assignment or purchase, or cessation or abolition, of business (excluding matters to be resolved by the general meetings of shareholders (including, but not limited to, assignment of all or a material part of the Company’s business))
     Important business alliance
     Business investment (of a value greater than 2 billion yen per transaction or commencement of important new business and change in important existing business policies)
     Establishment, elimination, and consolidation of a group company (of a value greater than 2 billion yen)
     Guaranty granted by the Company in favor of a group company (of a value greater than 2 billion yen)
     Dividends from the Company’s domestic group insurance companies in connection with business investment and other events (of a value greater than 2 billion yen per transaction)
     Establishment and change of executive personnel system and executive compensation system of the group companies
     Amendments to the important personnel system in the group business
     Group personnel change policy and personnel plan
     Group organizational strategy and organizational structure policy
     Execution of a group management administration agreement
     Establishment and change of group basic policies:
•	Internal auditing basic policy

•	Compliance basic policy and compliance standards

•	Basic policy on management of conflict of interest transactions

•	Risk management basic policy

•	Basic policy on intra-group transactions and business alliance

•	Basic policy on disclosure control

•	Basic policy on customer information management

•	Basic policy on customer information sharing

•	Basic policy on response to customer complaints

•	Environmental basic policies
     Policy on asset management strategy
     Establishment of important risk limits
     Establishment of maximum comprehensive credit limits
     Matters concerning business integration or promotion of restructuring within the group with material influence on the group management
     Report: Important matters regarding risk management and compliance with laws and regulations in the group business
     Report: Verification of the appropriateness of financial reporting

7.	Matters relating to business operation of the Company:
     Establishment, amendment, and abolition of the Regulations of Management of Basic Internal Rules
     Establishment and change of risk management policies
     Establishment and change of the compliance manual and compliance program
     Report: Status of performance of the compliance program
     Establishment, amendment, and abolition of regulations of internal auditing and guidelines for execution of internal auditing
     Establishment, amendment, and abolition of policies with respect to internal auditing and internal auditing plans
     Report: Reporting on internal auditing
     Report: Reporting on inspection results (important matters regarding management) by supervising authorities
     Establishment, change, or abolition of organizations (at the department level)
     Appointment or removal of associate directors
     Change, promotion, degradation, assignment, suspension and reinstatement of general managers
     Personnel appraisal, and promotion or degradation of rank, of general managers
     Dismissal of employees
     Change of personnel systems material to the management
     Bringing and settlement of material litigation (amount of litigation greater than 2 billion yen or litigation that may materially affect the management)
     Report: Responding to material litigation (amount of litigation greater than 2 billion yen, etc.)

8.	Disposition and acquisition of important Company assets:
     Purchase, construction, expansion and renovation, repair, exchange, sale, collaterization and demolition of real properties (of a value greater than 2 billion yen per transaction)

     Lease of real properties (deposit or annual rent of a value greater than 2 billion yen per transaction)
     Development of information systems (of a value greater than 2 billion yen per transaction)
     Purchase, lease, change and disposition of movable properties, consumables and like items (of a value greater than 2 billion yen per transaction) (except as otherwise specified)
     Lease of movable properties, consumables and like items (monthly rent of a value greater than 100 million yen per transaction)
     Purchase and sale of fine arts such as paintings and sculptures (of a value greater than 100 million yen per transaction)
     Contribution (of a value greater than 100 million yen per transaction)
     Participation in and withdrawal from outside organizations, and payment of regular and extraordinary membership fees (of a value greater than 100 million yen per transaction)
     Purchase and sale of memberships (of a value greater than 100 million yen per transaction)
     Asset management (sale and purchase of securities, financial derivative trading, credit, subordinated loans, subordinated bonds and other transactions) (of a value greater than 2 billion yen per transaction) (with respect to financial derivative trading, notional principal amounts)
     Liquidation of recoverable claims (of a value greater than 50 million yen per transaction)
9. Significant amount of borrowings of the Company
     Issue of bonds
     Borrowings (of a value greater than 2 billion yen per transaction)

10.	Matters relating to group companies (subsidiaries under the Corporate Law excluding investment business partnership and special purpose companies)
     Matters regarding the Company’s domestic group insurance companies to be approved by the Company in advance:
•	Management plans and budget plans

•	Election and removal of Directors and Corporate Auditors

•	Issue of new shares and split of shares

•	Other matters requiring a resolution of the general meeting of shareholders
     Report: Important executive structure in the group business
     Matters regarding shares (issue of new shares, split or consolidation of shares, and exchange or transfer of shares) (matters that may affect the substantial control by the Company)
     Matters regarding stock acquisition rights
     Important business alliance

     Establishment, elimination, and consolidation of a kogaisha-tou (Subsidiary Company, Subsidiary, etc. or affiliated corporation under the Insurance Business Law) (of a value greater than 5 billion yen per transaction)
     Participation in new business, new investment (including a series of investments), additional business investment, withdrawal from business and other matters (of a value greater than 5 billion yen per transaction (or, with respect to sale and purchase of listed shares, of a value greater than 10 billion yen per transaction))
     Guaranty between group companies (of a value greater than 5 billion yen per transaction)
     Transfer or acquisition of fixed assets (of a value greater than 5 billion yen per transaction)
     Lease transaction of fixed assets (the total estimated lease amount greater than 5 billion yen per transaction)
     Bringing and settlement of material litigation (amount of litigation greater than 5 billion yen or litigation that may materially affect the group management)
     Report: Responding to material litigation (amount of litigation greater than 5 billion yen, etc.)
     Determination of other important matters regarding the operation, business or assets of the companies (of a value greater than 5 billion yen per transaction)
     Report: Important management matters regarding risk management and compliance
     Report: Important management matters regarding results of internal auditing
     Report: sanctions imposed by governmental agencies under the laws and ordinances, or accusation regarding breach of laws and ordinances by governmental agencies
     Report: Inability of or delay in collection of receivables (the predicted amount for which is greater than 5 million yen per transaction)
     Report: Damage arising from disasters or in the course of business operations (the estimated amount of damage for which is greater than 5 million yen)
     Report: Occurrence of other material facts regarding the operation, business or assets of the Company (of a value greater than 5 billion yen per transaction)

11.	Other matters
     Resolution; Report: Any other matters as provided for in laws and regulations or in the Articles of Incorporation, matters resolved by the general meetings of shareholders to be delegated, and any other important matters relating to the execution of business of the Company and its group
(As amended on April 1, 2010)